EXHIBIT 23.1  INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 333-69741 and 333-84447 of CNA Financial Corporation and subsidiaries on Forms S-3 and S-8, respectively, of our reports dated February 14, 2001 (which expresses an unqualified opinion and includes an explanatory paragraph as to an accounting change), appearing in and incorporated by reference in the Annual Report on Form 10-K of CNA Financial Corporation and subsidiaries for the year ended December 31, 2000.


DELOITTE & TOUCHE LLP
Chicago, Illinois
March 16, 2001